Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-242507, 333-233202, 333-218515, 333-211873, 333-191777, 333-161662 on Form S-8 and 333-253840 on Form S-3 of our report dated March 3, 2021 (except for Note 1 Revision of Prior Period Financial Statements, as to which the date is March 1, 2023), with respect to the consolidated financial statements of SunOpta Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
March 1, 2023